<BTB>

EXHIBIT 99B.5


SELECTED FINANCIAL DATA                     U S WEST MEDIA GROUP
(UNAUDITED)

                   Quarter Ended           Six Months Ended
                      June 30,                 June 30,
                            1996     %              1996     %
In millions        1997   Pro formaChange  1997   Pro formaChange
------------------------------------------------------------------
Consolidated Revenues
  Cable & telecomm.
    Domestic      $  585   $  533    9.8  $1,137   $1,052    8.1
    Int'l              4        -     -        8        -     -
  Wireless
    Domestic         363      290   25.2     698      554   26.0
  Directory &
   info. svcs.
    Domestic         296      279    6.1     583      550    6.0
    Int'l             23       25   (8.0)     45       42    7.1
  Corp. & Other        6        5   20.0      13        9   44.4
                 -------- --------       -------- --------
      Total       $1,277   $1,132   12.8  $2,484   $2,207   12.6
                 ======== ========       ======== ========

Consolidated EBITDA
  Cable & telecomm.
    Domestic      $  237   $  229    3.5  $  460   $  448    2.7
    Int'l             (1)       -     -       (3)       -     -
  Wireless
    Domestic         145       96   51.0     282      180   56.7
    Int'l             (6)       -     -       (8)       -     -
  Directory &
   info. svcs.
    Domestic         141      123   14.6     280      241   16.2
    Int'l              2        -     -       (2)      (5)  60.0
  Corp. & Other      (31)     (29)  (6.9)    (41)     (53)  22.6
                 -------- --------       -------- --------
      Total       $  487   $  419   16.2  $  968   $  811   19.4
                 ======== ========       ======== ========


The 1996 amounts are pro forma as if the Continental
Cablevision merger occurred January 1, 1996.